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                                                                   EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


1. Cliffs Drilling International, Inc., a Delaware corporation wholly owned by Cliffs Drilling Company.

2. Cliffs Oil and Gas Company, a Delaware corporation wholly owned by Cliffs Drilling Company (f/k/a Cliffs Exploration Company, f/k/a Cliffs Offshore, Inc.)

3. Cliffs Drilling Venezuela, Inc., a Delaware corporation wholly owned by Cliffs Drilling Company.

4. Cliffs Drilling de Venezuela, S.A., a Venezuelan corporation wholly owned by Cliffs Drilling Company.

5. Cliffs Drilling de Mexico, S.A. de C.V., a Mexican corporation wholly owned by Cliffs Drilling International, Inc.

6. Cliffs Drilling do Brasil Servicos de Petroleo S/C Ltda., a Brazilian corporation owned 90% by Cliffs Drilling Company and 10% by a third party as nominee for the benefit of Cliffs Drilling Company.

7. Cliffs Central Drilling International, a joint venture between Cliffs Drilling International, Inc. and Perforadora Central, S.A. de C.V., in which Cliffs Drilling International, Inc. owns a 50% interest.

8. Servicios Integrados Petroleros C.C.I., S.A., a Venezuelan joint venture company among Cliffs Drilling Company, Inelectra S.A. and Cementaciones Petroleras Venezolanas C.A., in which Cliffs Drilling Company owns a one-third (33 1/3%) interest.

9. Cliffs Neddrill Central Turnkey International, a joint venture among Cliffs Drilling International, Inc., Neddrill Turnkey Drilling B.V. and Perforadora Central, S.A. de C.V., in which Cliffs Drilling International, Inc. owns a one-third (33 1/3%) interest.

10. Cliffs Drilling Trinidad L.L.C., a Delaware limited liability company of which Cliffs Drilling Company is the single member.

11. Cliffs Drilling (Barbados) Holdings SRL, a Barbados Exempt Societies with Restricted Liability owned 99.99% by Cliffs Drilling Company and .01% by Cliffs Drilling Trinidad L.L.C.

12. Cliffs Drilling (Barbados) SRL, a regular Barbados Societies with Restricted Liability, owned 99.99% by Cliffs Drilling (Barbados) Holdings SRL and .01% by Cliffs Drilling Trinidad L.L.C.

13. Cliffs Drilling Trinidad Offshore Limited., a Trinidad and Tobago private limited company wholly owned by Cliffs Drilling (Barbados) SRL.